Contact:	Chris Paterson
Chief Executive Officer
(954) 796-3651
cpaterson@careguide.com

CAREGUIDE ANNOUNCES ACQUISITION OF HAELAN CORPORATION

CareGuide and Aetna Agree to Terminate Risk-Based Agreements

While Continuing ASO Business

Coral Springs, Florida (November 6, 2006) – CareGuide, Inc (OTCBB:CGDE), a national disease and healthcare management company, today announced that it has entered into a definitive agreement to acquire Haelan Corporation, a privately held health improvement solutions company based in Indianapolis, Indiana. CareGuide today also announced that CareGuide and Aetna have come to an agreement to terminate their risk-based contracts for management of post-acute services for the New York and New Jersey Medicare health plans effective as of January 31, 2007.

Haelan brings to CareGuide a unique patent-pending predictive modeling approach, One Care StreetTM, that identifies at-risk members for high near-term healthcare utilization. One Care Street employs a proprietary survey to identify at-risk individuals before they begin requiring high levels of medical resources and does so with significantly greater sensitivity and specificity than traditional claims-based approaches. Once identified, members at risk have the opportunity to work with a One Care Street “Health Coach” to establish and accomplish their healthcare goals. In an August 2006 case study of 10 Haelan customers, nine reported no meaningful increase and, in numerous cases, a year-over-year reduction in the cost of healthcare services provided for their employees following the introduction of One Care Street as part of the employer’s benefits package.

Commenting on the Haelan acquisition, Chris E. Paterson, president and chief executive officer of CareGuide, said, “We expect this acquisition to substantially accelerate our growth timetable. In addition, we believe that it adds a product that differentiates our company and advances CareGuide’s service offerings beyond those of our competition. This is a milestone event for our company, and we are very excited about its immediate impact and future potential. We anticipate a successful and rapid integration.”

Paterson added, “One Care Street has achieved very positive results that have been validated in independent testing, and we intend it to become a cornerstone of CareGuide’s total population integrated health management approach. We think One Care Street offers a more comprehensive intervention that will result in a higher return on investment for our customers than traditional disease management approaches and, along with other technology advances we are making, moves us closer to the forefront of fully integrated, information-driven care management.”

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                Dr. Julie Meek, founder and chief executive officer of Haelan Corporation, added, “This is a wonderful opportunity to combine two compatible cultures to create an even more productive company. Our unique product, One Care Street, has resulted in major cost savings for our customers and their employees, and these employees report being healthier, more productive, and grateful for the proactive approach.”

Meek added, “One Care Street, combined with CareGuide’s current care management and disease educational offerings, establishes us as a real force in the integrated population health management industry. We’re excited about the unique value proposition the combined company offers to the marketplace. We have clients who are tired of the “a la carte” approach, and we are now in a position to help them address their total health management needs.” Dr. Meek will become CareGuide’s chief science officer upon completion of the merger.

Under the terms of the merger agreement, CareGuide will pay Haelan $1.5 million in cash at the closing of the transaction to satisfy existing liabilities, and CareGuide will also issue three-year convertible promissory notes to Haelan securityholders in the aggregate principal amount of up to $6.5 million. In addition, CareGuide will pay to Haelan’s securityholders up to an additional $3.0 million, a portion of which may be paid by CareGuide in shares of its common stock, in the event that certain revenue targets are achieved in connection with Haelan’s business in calendar year 2007. Under the terms of the merger agreement, one individual to be jointly designated by CareGuide and Haelan will be added to CareGuide’s board of directors, bringing to seven the number of directors on the CareGuide board. The transaction is subject to customary closing conditions, including the vote of the Haelan shareholders to approve the merger. Assuming the satisfaction of these conditions, the parties currently anticipate that the merger will close by the end of November.

Termination of Aetna Risk-Based Agreements

CareGuide and Aetna have come to an agreement to terminate their risk-based contracts effective as of January 31, 2007, after which time Aetna will fold the services CareGuide provided into its internal operations. However, CareGuide will continue to serve Aetna chronic care management administrative services only (ASO) business. The termination of the risk-based contracts with Aetna is consistent with CareGuide’s strategy to focus on growing the proportion of its revenue that is ASO. These risk-based contracts represented approximately $36 million of annual revenue, but only 40% was received by CareGuide for claims payment and its expenses, as Aetna paid a majority of the claims on CareGuide’s behalf. Notwithstanding the loss of revenue from the termination of the Aetna contracts, CareGuide is optimistic about the continued growth of its ASO business and the prospects for accelerating that growth through the integration of Haelan’s proprietary health management product, One Care Street. Paterson commented, “The Aetna relationship has been very important to CareGuide, and we look forward to other opportunities to work together.”

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About CareGuide

Headquartered in Coral Springs, Florida, CareGuide is a national disease and care management company serving the health and benefit plans of managed care organizations, employers, unions, third party administrators and government customers. Understanding that health status is dynamic and encompasses physical, mental and social qualities, CareGuide focuses on total population health management. The Company employs a unique scientific approach to identify members of its clients’ populations who are at risk for medical destabilization, loss of productivity and high claims expense. Through flexible, evidence-based and member-centric interventions that are matched to the individual’s holistic health needs, hospital admissions are prevented and quality of life is enhanced. CareGuide distinguishes itself by combining high human touch with technology to assist chronically ill members in self-managing their health. Visit www.careguide.com for more information.

About Haelan

Headquartered in Indianapolis, Indiana, Haelan Corporation, d/b/a The Haelan Group, is a nationally recognized total population health management company serving government and employer markets. Haelan’s vision to produce best-in-class health and financial outcomes for its clients led to 11 years of research on its predictive modeling and coaching solutions, culminating in the One Care StreetTM product suite. Haelan’s clients enjoy unprecedented health claims impact with low or negative year-over-year healthcare cost trends thanks to Haelan’s rigorous research and controlled trials in developing and validating the program. Visit www.haelan.com for more information.

This release contains information about management’s view of the Company’s future expectations, financial results, plans and prospects, including prospects for success of the acquisition of Haelan and the combination of the two companies, the combined company’s ability to add customers, expand service offerings to existing customers, replace revenues associated with its contracts with Aetna, including prospects for growth of its ASO business, and improve its operating results in future periods, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the Company’s financial condition, its ability to integrate One Care Street into its operations and sell the combined company’s products, its ability to successfully transition from risk-based services to administrative service only contracts, its ability to compete with competitors and its ability to increase its business and revenue base, difficulties encountered in integrating the business of Haelan, difficulties in achieving profitability from the Haelan business, uncertainties as to the timing of the merger, approval of the transaction by the stockholders of Haelan, the satisfaction of closing conditions to the transaction, the competitive environment in the healthcare industry and competitive responses to the proposed merger, and the growth of the healthcare market, as well as other factors that are discussed in the Company’s filed Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, filed with the SEC on June 29, 2006, and the Company’s Quarterly Report on Form-10QSB for the quarter ended June 30, 2006, filed with the SEC on August 14, 2006, as well as other documents the Company files with the SEC.

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